                             CONTRIBUTION AGREEMENT


                                      among


                           TOY PROPERTIES ASSOCIATES V



                       LEPERCQ CORPORATE INCOME FUND L.P.



                                 LEX GP-1, INC.



                               THE LCP GROUP, L.P.



                                RICHARD J. ROUSE

                                       and


                              LEXINGTON TOY V TRUST



                             Dated December 31, 1996

                             CONTRIBUTION AGREEMENT


               THIS CONTRIBUTION AGREEMENT, dated December 31, 1996 (this "Agreement"), is entered into among Toy Properties Associates V, a Texas limited partnership ("Toy V"), and Lepercq Corporate Income Fund L.P., a Delaware limited partnership ("LCIF"), Lex GP-1, Inc. ("Lex GP"), a Delaware corporation, The LCP Group, L.P. ("LCP"), a Delaware limited partnership, Richard J. Rouse, and Lexington Toy V Trust, a New York grantor trust.

                              W I T N E S S E T H:


               WHEREAS, Toy V is the holder of a certain leasehold interest encumbering, and the owner of certain improvements to, real property located in Houston, Texas (the "Property");

               WHEREAS, pursuant to Section 4.02(b) of the Amended and Restated Limited Partnership Agreement of Toy V, as amended, Capital Properties Associates IV, the general partner of Toy V, notified the Toy V limited partners in a letter dated September 23, 1996 of Toy V's intention to transfer the Property to LCIF and provided such limited partners with thirty (30) days to object to such transfer;

               WHEREAS, Toy V limited partners with less than one-half of the outstanding Units in Toy V have objected to such transfer through the date hereof;

               WHEREAS, Principal Mutual Life Insurance Company, as successor to Howard T. Ayers, as trustee under the Deed of Trust by Toy V to the California Public Employees' Retirement System, in a letter dated November 18, 1996 indicated that lenders with 100% of the outstanding notes consented to the transfer;

               WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Toy V is exchanging the Property for interests in LCIF ("LCIF Units") with the terms and conditions set forth in the Fifth Amended and Restated Agreement of Limited Partnership of LCIF (as amended from time to time, the "Partnership Agreement") in a transaction which is intended to qualify as a tax-free transfer of the Property by Toy V to LCIF under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, immediately following such transfer, LCIF will transfer the Property to Lexington Toy V Trust, a New York grantor trust (the "Trust") for one hundred percent (100%) of the beneficial interests therein;

               WHEREAS, The LCP Group, L.P. ("LCP") and Richard J. Rouse are contributing their contractual right to receive a two percent fee payable upon the ultimate sale of the Property in exchange for an aggregate of 6,282 LCIF Units to LCIF (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Toy V) in a transaction that qualifies under Code Section 721;

               WHEREAS, LCP and Richard J. Rouse are contributing their contractual right to receive a one-half of one percent (1/2%) fee payable upon the refinancing of the Property in exchange for an aggregate of 964 LCIF Units to LCIF (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Toy V) in a transaction that qualifies under Code Section 721;

               WHEREAS, LCP will contribute to LCIF its contractual right to receive management fees from the date hereof through the remainder of the term of the lease of the Property from Toy V to Toys 'R' Us in exchange for 4,167 LCIF Units (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Toy V) in a transaction that qualifies under Code Section 721;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

               1. Contribution of the Property to LCIF. Effective as of the date hereof, Toy V hereby contributes, transfers and assigns to LCIF all of its right, title and interest in and to the Property subject to any and all liabilities encumbering such Property (including the lien created by the Indenture). LCIF hereby issues to Toy V, in exchange for such contribution, 23,587 units in LCIF (the "Units"). The Units will provide for all of the rights and obligations more fully set forth in the Partnership Agreement.

               2. Contribution of the Property to the Trust. Immediately following the transfer described in paragraph 1, LCIF hereby contributes, transfers and assigns to the Trust all of its right, title and interest in and to the Property subject to any and all liabilities encumbering such Property (including the lien created by the Indenture) in exchange for hundred percent (100%) of the beneficial interests therein.

               3. Contribution of Disposition Fee. LCP and Richard J. Rouse hereby contribute to LCIF their contractual rights to the fee payable upon the ultimate sale of the Property and in exchange LCIF will issue 4,711 LCIF Units to LCP and 1,571 LCIF Units to Mr. Rouse.

               4. Contribution of Refinancing Fee. LCP and Richard J. Rose hereby contribute to LCIF their contractual rights to the fee payable upon the refinancing of the Property and in exchange LCIF will issue 723 LCIF Units to LCP and 241 LCIF Units to Mr. Rouse.

               5. Contribution of Management Agreement. LCP, as successor to Lepercq Management Corporation ("LMC"), hereby contributes its contractual right pursuant to that certain Partnership Management Agreement dated November 1, 1981 with Toy V to receive management fees for the period from the date hereof through the end of the term of the lease of the Property to Toys 'R' Us, Inc. to LCIF in exchange for 4,167 LCIF Units.

               6. Dissolution of Toy V and Admission to LCIF. Pursuant to
Section 7.01(a)(iv) of the Toy Properties Associates II Agreement, Toy Properties Associates II is dissolved and its interests in LCIF are distributed in accordance with Exhibit A. Pursuant to 12.1 and 12.2 of the Fifth Amended and Restated Agreement of Limited Partnership of LCIF, Lex GP hereby consents to the admission of each of the Toy V limited partners as limited partners in LCIF.

               7. Expenses. Toy V and LCIF agree to each pay fifty percent (50%) of all costs and expenses attributable to the transfer.

               8. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third persons or entities which are not a party to this Agreement, nor shall any provision of this Agreement give any third persons or entities any rights of subrogation or action over against any party to this Agreement.

               9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changes in any manner except by a writing executed by a duly authorized representative of the party to be charged.

               10. Counterparts; Further Assurances. This Agreement may be executed in multiple counterparts. The parties agree to execute such documents, stock powers and instruments of assignment and assumption as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

               11. Miscellaneous. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date first above written.


                                   TOY PROPERTIES ASSOCIATES V
                                       By:  Capital Properties Associates IV


                                   By:____________________________
                                       Name:
                                       Title:


                                   LEPERCQ CORPORATE INCOME FUND L.P.
                                       BY:  Lex GP-1, Inc.


                                   By:____________________________
                                       Name:
                                       Title:

                                   LEX GP-1, INC.


                                   By:____________________________
                                       Name:
                                       Title:


                                   THE LCP GROUP, L.P.
                                       By:  Lepercq Capital Partners
                                       By:    Third Lero Corporation


                                   By:____________________________
                                       Name:
                                       Title:


                                   RICHARD J. ROUSE


                                   _______________________________

                                   LEXINGTON TOY V TRUST
                                       By:  The LCP Group, L.P., as trustee
                                       By:    Lepercq Capital Partners
                                       By:    Third Lero Corporation


                                   By:____________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                    PARTNER                          LCIF UNITS
Capital Properties Associates IV                            236

Ackerman, Leonard V.                                        778

Adams, George L. and Donna L                                778

Ashley, Willis H. and Ernestine                             778

Bedingfield, John R. (Jr.)                                  778

Best, Jacque W. and Constance J.                            778

Boger, Stephen P.                                           778

Bridge, James L. (Jr.)                                      778

Burg, John Richard                                          778

CPA IV                                                      778

Csathy, Eva P.                                              778

Daniels, Robert M.                                          778

Dykes, Archie R. and Nancy H.                               778

Flynn, George W.                                            778

Fowler, Gordon G.                                           778

Iverson, Burton J.                                          778

Jensen, Douglas A.                                          778

Larkin, James P.                                            778

Lovern, W. Jack                                             778

Nelson, Miles A.                                            778

Nicoloff, Demetrie M.                                       778

Noble, Terry O.                                             778

O'Leary, Michael D.                                         778

Ruben, Ruth P.                                              778

Schattenberg, Thomas T.                                     778

Schlangen, Robert and Kathleen                              778

Silk, John E.                                               778

Taff, Thomas E. and Connie J.                               778

Tam, Luis W. and Pacita                                     778

Waiohai Investment Partnership                            1,556